Consent of Independent Registered Public Accounting Firm

To the Board of Trustees of

AIM Variable Insurance Funds (Invesco Variable Insurance Funds):

We consent to the use of our reports, dated as listed in Appendix A, on the financial statements of the Funds as of the respective years ended listed in Appendix A, each a separate series of the former series listed in Appendix A, each incorporated herein by reference and to the references to our firm under the headings Independent Registered Public Accounting Firm and Financial Statements in the Statement of Additional Information.

/s/ KPMG LLP

KPMG LLP

Denver, Colorado

April 27, 2020

Appendix A:

Fund	Former Series	Fiscal Year-End	KPMG Report
Date

Oppenheimer Capital	Oppenheimer Variable	12/31/2018	2/14/2019
Appreciation Fund/VA	Account Funds
Oppenheimer Conservative	Oppenheimer Variable	12/31/2018	2/14/2019
Balanced Fund/VA	Account Funds
Oppenheimer Discovery Mid Cap	Oppenheimer Variable	12/31/2018	2/14/2019
Growth Fund/VA	Account Funds
Oppenheimer Global Fund/VA	Oppenheimer Variable	12/31/2018	2/14/2019
Account Funds
Oppenheimer Global Strategic	Oppenheimer Variable	12/31/2018	2/19/2019
Income Fund/VA	Account Funds
Oppenheimer Government	Oppenheimer Variable	12/31/2018	2/14/2019
Money Fund/VA	Account Funds
Oppenheimer International	Oppenheimer Variable	12/31/2018	2/14/2019
Growth Fund/VA	Account Funds
Oppenheimer Main Street	Oppenheimer Variable	12/31/2018	2/14/2019
Fund/VA	Account Funds
Oppenheimer Main Street Small	Oppenheimer Variable	12/31/2018	2/14/2019
Cap Fund/VA	Account Funds
Oppenheimer Total Return Bond	Oppenheimer Variable	12/31/2018	2/14/2019
Fund/VA	Account Funds